Exhibit 10.1
SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
     This Second Amendment to Stock Purchase Agreement (“Amendment”) is made as of December 16, 2008, by and among MasTec North America, Inc., a Florida corporation (“Buyer”), MasTec, Inc., a Florida corporation (the “Guarantor”), Wanzek Construction, Inc., a North Dakota corporation (the “Company”), Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000, a North Dakota trust (“QTIP”), Janet L. Wanzek, a North Dakota resident (“Janet”), Wanzek Construction 2008 Irrevocable Trust, a North Dakota trust (“IDIT”), Jon L. Wanzek, a North Dakota resident (“Jon”) and Jon L. Wanzek 2008 Two-Year Irrevocable Annuity Trust, a North Dakota trust (“GRAT”) (QTIP, Janet, IDIT, Jon and GRAT taken together are the “Sellers”), and Jon, as Sellers’ Representative (the “Sellers’ Representative”). Each of Buyer, Guarantor, Company, Sellers, and Sellers’ Representative is a “Party” and together, the “Parties.”
R E C I T A L S
     A. The Parties entered into a Stock Purchase Agreement dated October 4, 2008 and subsequently amended such Stock Purchase Agreement on December 2, 2008 (the “Agreement”).
     B. The Parties wish to further amend the Agreement as set forth herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the Parties agree as follows:
     1. Capitalized terms used but not defined in this Amendment have the respective meanings set forth in the Agreement.
     2. Section 1.1 of the Agreement is hereby amended as follows:
          a. The following definition shall be inserted between the definition of “Actual Excess Indebtedness” and the definition of “Adverse Consequence”:
          “Additional Indebtedness” means all obligations and Indebtedness incurred by the Company pursuant to that Business Loan Agreement (Loan No. 1719128), dated December 10, 2008, by and between the Company and State Bank and Trust.”
          b. The definition of “Convertible Note” is deleted in its entirety and replaced with the following:
          “Convertible Notes” means those certain negotiable subordinated convertible notes, a form of which is attached as Exhibit I, the first of which is made by Buyer and payable to the Sellers’ Representative on behalf of Sellers in a principal amount of Forty-Seven Million Five Hundred Thousand and NO/100ths Dollars ($47,500,000) and the second of which is made by Buyer and payable to the Wanzek Foundation in a principal amount of Seven Million Five Hundred Thousand and NO/100ths Dollars ($7,500,000).”

          c. The following definition shall be inserted between the definition of “Exclusivity Agreement” and the definition of “Facilities”:
          “Extraordinary Transactions” means a transaction other than in the Ordinary Course of Business, including, without limitation the assignment of NetJets Agreements, the assignment of Sellers’ Life Insurance Policies and the assignment of the Headquarters Property, each occurring after the Effective Closing Date and on or before the Closing Date.”
          d. The definition of “Net Working Capital” is deleted in its entirety and replaced with the following:
          “Net Working Capital” means as of any particular date (a) the value of all current assets, excluding Cash, Cash Equivalents, Equipment Deposits, accounts receivable from any Seller or any Related Person of any Seller, accounts receivable that are delinquent or older than one-hundred and twenty (120) days, and all “other receivables” which were in an amount of approximately $189,000 on the Company’s balance sheet as of June 30, 2008 of the Company less (b) the amount of all current Liabilities, including accrued current Liabilities not yet due, but excluding (i) the Eide Bailey Expenses, (ii) Employee Obligations which are satisfied by the Post Effective Closing Date Payments and (iii) all Indebtedness and Taxes of the Company determined in each case in accordance with GAAP; provided that and regardless of whether such accruals were included in the Financial Statements, except to the extent satisfied by the Post Effective Closing Date Payments current Liabilities shall include (x) employee bonus accruals for 2008 based upon a total bonus pool of $1,900,000 and the percentage of calendar year 2008 elapsed prior to the Effective Closing Date and (y) accruals for profit sharing under the Wanzek Construction, Inc. 401(k) Plan as set forth in Company’s books and records, as updated ratably for the portion of calendar year 2008 which elapses prior to the Effective Closing Date. For purposes of clarity, as of any particular date, current assets includes all retainage projected to be collected within one (1) year following such date, and excludes all retainage projected to be collected more than one (1) year following such date.”
          e. The following definition shall be inserted between the definition of “Organizational Documents” and the definition of “Permitted Encumbrances”:
          “Permitted Cash Distribution” means the Permitted Cash Distribution set forth on the Permitted Cash Distribution Schedule, attached as Exhibit K.”
          f. The definition of “Target Net Working Capital” is deleted in its entirety and replaced with the following:
          “Target Net Working Capital” means $12,800,000.”
          g. The definition of “Tax Obligations” is deleted in its entirety and replaced with the following:

          “Tax Obligations” means to the extent not previously paid whether by estimated Tax payments or otherwise, obligations or Liabilities of the Company in respect of all Taxes for the period prior to the Effective Closing Date, which are defined as “Income Tax Liabilities” in accordance with GAAP, including accruals regardless of whether such Taxes are due and payable prior to the Effective Closing Date; provided, however, that long-term deferred tax liabilities shall not be included.”
          h. The following definition shall be inserted between the definition of “Threshold Amount” and the definition of “WARN”:
          “Wanzek Foundation” means the Wanzek Family Foundation, a Minnesota nonprofit corporation.”
     3. Section 1.2 of the Agreement is hereby amended as follows:
          a. The term “Effective Closing Date” is added to the glossary of defined terms between the term “EBITDA” and the term “Effective Date” and the location of such term is Section 3.1.
          b. The term “Pre-Closing Period Return” and the location of such term is removed from the glossary of defined terms.
          c. The term “Post Effective Closing Date Payments” is added to the glossary of defined terms between the term “Post-Closing Certificate” and the term “Purchase Price” and the location of such term is Section 2.4(d).
          d. The term “Pre-Effective Closing Date Period Return” is added to the glossary of defined terms between the term “Pre-Closing Period” and the term “Post-Closing Adjustment” and the location of such term is Section 7.3(a).
          e. The term “Retained Cash and Cash Equivalents” is added to the glossary of defined terms between the term “Restricted Period” and the term “Reviewed Financial Statements” and the location of such term is Section 8.10.
     4. Section 2.2(a) of the Agreement is deleted in its entirety and replaced with the following:
“(a) The Cash Consideration; minus the Estimated Excess Indebtedness; minus the Estimated Employee Obligations; minus the Estimated Tax Obligations; plus the Post Effective Closing Date Payments; subject to adjustment as provided in Section 2.5 below; plus”
     5. Section 2.2(c) of the Agreement is deleted in its entirety and replaced with the following:
“(c) The Convertible Notes; plus”

     6. Section 2.3(a)(iii) of the Agreement is deleted in its entirety and replaced with the following:
“(iii) issue the Convertible Notes.”
     7. Section 2.4 of the Agreement is deleted in its entirety and replaced with the following:
          “2.4. Estimate of Purchase Price. At least three (3) Business Days prior to the Closing Date, the Sellers shall deliver to Buyer a balance sheet of the Company prepared by the Company and the Sellers that reflects the Company’s and the Sellers’ good faith reasonable estimate of the Company’s balance sheet as of the Effective Closing Date (the “Estimated Closing Balance Sheet”) and a certificate (substantially in the form attached hereto as Exhibit B) executed by the chief financial officer of the Company (the “Closing Certificate”) setting forth:
          (a) all Indebtedness as set forth in the Estimated Closing Balance Sheet plus the Additional Indebtedness as of the Closing Date (such sum, the “Estimated Indebtedness”);
          (b) all Employee Obligations as set forth in the Estimated Closing Balance Sheet (the “Estimated Employee Obligations”);
          (c) all Tax Obligations as set forth in the Estimated Closing Balance Sheet (the “Estimated Tax Obligations”); and
          (d) all payments made by the Company after the Effective Closing Date of Employee Obligations and Tax Obligations, in each case that were included in the Estimated Employee Obligations and the Estimated Tax Obligations, respectively (the “Post Effective Closing Date Payments”).
The Closing Certificate shall also include Net Working Capital as set forth in the Estimated Closing Balance Sheet (the “Estimated Net Working Capital”) for purposes of determining whether the condition set forth in Section 8.10 has been met. Following receipt of the Closing Certificate, Sellers shall permit Buyer and its Representatives at all reasonable times and upon reasonable notice to review the Sellers’ and the Company’s working papers relating to the Estimated Closing Balance Sheet and Closing Certificate as well as the Sellers’ and the Company’s accounting books and records relating to the determination of the Estimated Closing Balance Sheet and Closing Certificate, and Sellers shall make reasonably available their Representatives responsible for the preparation of the Estimated Closing Balance Sheet and the Closing Certificate in order to respond to the inquiries of the Buyer. Prior to the Closing, the Parties shall act reasonably in resolving in good faith any disagreements concerning the computation of any of the items on the Estimated Closing Balance Sheet and Closing Certificate; provided that it is acknowledged and agreed that if any disagreements cannot be resolved, then the Closing shall occur on the basis of the Closing Certificate provided by Sellers with such changes as have been agreed upon by the Parties, and that any unresolved disagreements shall be deferred for resolution pursuant to the post-closing purchase price adjustment process described in Section 2.5 of this Agreement.”

     8. Section 2.5(a) of the Agreement is deleted in its entirety and replaced with the following:
          “(a) Buyer shall prepare and on no later than the one-hundred and twenty-fifth (125th) day following the Closing Date deliver to the Sellers’ Representative an unaudited balance sheet of the Company as of the Effective Closing Date (the “Closing Balance Sheet”) prepared in accordance with GAAP together with a certificate (substantially in the form attached hereto as Exhibit C) executed by the chief financial officer of the Buyer (the “Post-Closing Certificate”) setting forth:
          (i) The actual amount of (1) Net Working Capital (the “Actual Net Working Capital”), (2) the aggregate amount of all Cash, Cash Equivalents and Equipment Deposits minus the Permitted Cash Distribution and minus the Post Effective Closing Date Payments (the “Actual Cash, Cash Equivalents and Equipment Deposits”), (3) the aggregate amount of Indebtedness as set forth in the Closing Balance Sheet plus the Additional Indebtedness as of the Closing Date (such sum, the “Actual Indebtedness”), (4) the aggregate amount of Employee Obligations (the “Actual Employee Obligations”) and (5) the aggregate amount of Tax Obligations (the “Actual Tax Obligations”), except (x) the Permitted Cash Distribution, (y) the Post Effective Closing Date Payments, and (z) as set forth in Section 2.5(a)(i)(3), in each case as set forth in the Closing Balance Sheet;
          (ii) The amount of all accounts receivable included in Actual Net Working Capital included in the Closing Balance Sheet which were not collected on or prior to the one-hundred and twentieth (120th) day after the Effective Closing Date (the “Actual Uncollected Accounts Receivable”); and
          (iii) A calculation of the Post-Closing Adjustment calculated in accordance with Section 2.5(b).”
     9. Section 2.5(b)(ii) of the Agreement is deleted in its entirety and replaced with the following:
          “(ii) (1) the Actual Cash, Cash Equivalents and Equipment Deposits set forth on the Post-Closing Certificate minus (2) Retained Cash and Cash Equivalents; plus”
     10. Section 2.7 of the Agreement is deleted in its entirety and replaced with the following:
          “2.7 Collection and Assignment of Excluded Accounts Receivable and Actual Uncollected Accounts Receivable; and Payment for Reduction to Related Accounts Payable.

          (a) If at any time prior to the one (1) year anniversary of the Effective Closing Date any Excluded Accounts Receivable or Actual Uncollected Accounts Receivable shall be collected by the Company, then the Company shall pay to Sellers an amount equal to such collections less all reasonable collection costs related to all Excluded Accounts Receivable or Actual Uncollected Accounts Receivable which have not been previously deducted from any payment pursuant to this Section 2.7(a). If upon the one (1) year anniversary of the Effective Closing Date any Excluded Accounts Receivable or Actual Uncollected Accounts Receivable remain uncollected and Jon continues to be employed by the Company on such date, then the Company shall assign all of its rights to such Excluded Accounts Receivable and Actual Uncollected Accounts Receivable to the Sellers. If Jon is not employed by the Company at such time, then the Company shall hold such Excluded Accounts Receivable and Actual Uncollected Accounts Receivable and if collected will pay Sellers such amounts collected less all reasonable collection costs. Notwithstanding the foregoing, the Company shall only make such efforts to collect such Excluded Accounts Receivable and Actual Uncollected Accounts Receivable as it deems reasonable in its discretion taking into account the detrimental impact such collection efforts could have on the business of the Company.
          (b) If at any time prior to the one (1) year anniversary of the Effective Closing Date any accounts payable included in the Actual Net Working Capital to subcontractors on the Actual Uncollected Accounts Receivable or Excluded Accounts Receivable jobs are settled by binding agreement with such subcontractors such that the amount of any such account payable is permanently reduced, then the Company shall pay to the Sellers the amount of such reduction.”
     11. Section 2.8 of the Agreement is deleted in its entirety and replaced with the following:
          “2.8 Post-Closing Purchase Price Adjustment and Assignment for Retainage. If upon the one (1) year anniversary of the Effective Closing Date any retainage included in the Actual Net Working Capital is not collected, the Sellers shall jointly and severally pay to Buyer an amount equal to all such uncollected retainage. Upon receipt of such payment the Company shall assign all of its rights to such uncollected retainage to Sellers so long as Jon remains employed by the Company at such time. If Jon is not employed by the Company at such time, then the Company shall hold such retainage and if collected will pay Sellers such amounts collected less all reasonable collection costs. Notwithstanding the foregoing, the Company shall only make such efforts to collect such retainage as it deems reasonable in its discretion taking into account the detrimental impact such collection efforts could have on the business of the Company.”
     12. Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:

          “3.1. Closing. The purchase and sale (the “Closing”) provided for in this Agreement will take place at 9:00 a.m. local time at Buyer’s offices at 800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134 on the date that is three (3) Business Days following the satisfaction or waiver of the conditions set forth in ARTICLE 8 and ARTICLE 9 (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and satisfaction or waiver of such conditions at the Closing) (the date of such satisfaction, the “Satisfaction Date”); provided however; that such date shall not be prior to the earlier of (i) the ninetieth day after the date hereof (the “Ninetieth Day”) or (ii) a date set by Buyer upon no less than five (5) Business Days prior written notice, or at such other time as the Parties may agree in writing. For purposes of clarity, if the Satisfaction Date has occurred at least three (3) Business Days prior to the Ninetieth Day and the Buyer has not set a prior date for Closing pursuant to clause (ii) set forth in the previous sentence, then all of the parties shall be obligated to Close on the Ninetieth Day and any party which has not carried out its obligations on such date shall be in breach of this Agreement. By agreement of the parties the Closing may take place by delivery of this Agreement and the other documents to be delivered at the Closing by facsimile or other electronic transmission. Subject to the provisions of ARTICLE 10, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 3.1 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. Upon consummation, for financial accounting purposes the Closing will be deemed and treated consummated and shall be given effect as though consummated and occurred on, as of and from 11:59 p.m. Coral Gables, Florida time on November 30, 2008 (the “Effective Closing Date”), and from the Effective Closing Date through the actual Closing, the Shares shall be deemed to have been owned by the Sellers on behalf of and for the account of the Buyer, and all benefits, burdens, obligations and expenses of the Company, including all cash flow, shall inure to the Buyer as the beneficial owner of the Shares.”
     13. Section 3.2(a)(ix) is deleted in its entirety and replaced with the following:
          “(ix) Intentionally Omitted.”
     14. Section 3.2(b)(v) is deleted in its entirety and replaced with the following:
          “(v) Intentionally Omitted.”
     15. Sections 4.33(a) and 4.34 are amended such that each reference therein to “Convertible Note” is replaced with “Convertible Notes”.
     16. Immediately following Section 4.34 of the Agreement the following Section 4.35 is added:
          “4.35. Company Operations. Since the Effective Closing Date, the Sellers have operated the Company in the Ordinary Course of Business consistent with past custom and practice and have not made any material decisions regarding the operation of the Business and have not incurred any material Liabilities outside of the Ordinary Course of Business without the Buyer’s prior knowledge and written consent, with the exceptions of (a) the termination of the Buy-Sell Agreement, (b) the assignment of the NetJets Agreements, (c) the assignment of the Sellers’ Life Insurance Policies, and (d) the assignment of the Headquarters Property.”

     17. Section 5.9 is amended such that each reference therein to “Convertible Note” is replaced with “Convertible Notes”.
     18. Section 6.10 of the Agreement is deleted in its entirety and replaced with the following:
          “6.10. Certain Pre-Closing Cash Distributions. At or prior to the Closing, the Company shall distribute Cash and Cash Equivalents in an amount equal to the Permitted Cash Distribution.”
     19. Section 7.3 of the Agreement is deleted in its entirety and replaced with the following:
          “7.3 Certain Tax Matters.
          (a) The Buyer shall include the Company in its consolidated Tax group effective as of the day following the Closing Date, thereby causing the Tax year of the Company for federal and to the extent applicable, state and local income Tax purposes to end on the Closing Date. The Buyer shall be responsible for preparing and filing, or causing the Company to prepare and file, all Tax Returns of the Company for the taxable periods ending after the Closing Date, including Straddle Periods, and the Sellers shall be responsible for preparing and filing all Tax Returns of the Company for taxable periods ending on or before the Closing Date. Any Tax Return for the period ending on the Closing Date (“Stub Period Return”) or a period ending prior to the Closing Date (“Pre-Effective Closing Date Period Return”) shall be furnished to the Buyer for its review, comment and approval at least thirty (30) days prior to the due date (or extended due date) for filing such Tax Returns and such Tax Returns shall be prepared in accordance with past practice, except as required by Legal Requirement. The Sellers shall make changes as reasonably requested by the Buyer, and shall not file such Tax Returns without Buyer’s consent, not to be unreasonably withheld, conditioned or delayed. The Sellers shall pay all Taxes required to be paid with respect to such Tax Returns less (i) the Actual Tax Obligations included in the Final Closing Adjustment and (ii) the Taxes for the portion of any Straddle Period commencing after the Effective Closing Date and ending on the Closing Date (other than Taxes attributable to Extraordinary Transactions which will be paid by the Sellers). The Buyer shall cooperate fully in connection with the preparation and filing of such Tax Returns. The Sellers shall not amend any such Tax Returns without the prior written consent of the Buyer, not to be unreasonably delayed, conditioned or withheld.

          (b) If a Party is responsible for the payment of Taxes pursuant to Section 11.5(a) (the “Tax Indemnifying Party”) and a Party which is not responsible for the payment of such Taxes pursuant to Section 11.5(a) (the “Tax Indemnified Party”) receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim (a “Tax Claim”) with respect to such Taxes, the Tax Indemnified Party will notify (and, in any event, within thirty (30) days of the receipt of notice of any such Tax Claim) the Tax Indemnifying Party in writing of such Tax Claim, but the failure to so notify the Tax Indemnifying Party will not relieve the Tax Indemnifying Party of any Liability it may have to the Tax Indemnified Party, except to the extent the Tax Indemnifying Party has suffered actual prejudice thereby.
          (c) With respect to any Tax Claim, the Tax Indemnifying Party may assume and control all proceedings taken in connection with such Tax Claim and, without limiting the foregoing, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any applicable governmental Persons with respect thereto, and may, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; provided, however, that the Tax Indemnifying Party will consult with the Tax Indemnified Party in the negotiation and settlement of any Tax Claim and the Tax Indemnifying Party will not, without the written consent of the Tax Indemnified Party, which consent shall not be unreasonably delayed, conditioned or withheld, settle or compromise any Tax Claim in any manner if such settlement or compromise would have the effect of increasing the Taxes of the Tax Indemnified Party (“Indemnified Party Tax Increase”); provided, that, to the extent that a Tax Claim relates to a Straddle Period, the Sellers’ Representative and the Buyer will jointly control all proceedings taken in connection with any such Tax Claim.
          (d) The Tax Indemnified Party will cooperate with the Tax Indemnifying Party in contesting any Tax Claim, which cooperation will include the retention and (upon the Tax Indemnifying Party’s request) the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.
          (e) No Party will settle or compromise a Tax Claim relating solely to Taxes of the Company for a Straddle Period without the other Party’s or Parties’ written consent which consent shall not be unreasonably delayed, conditioned or withheld.
     20. Section 7.6 of the Agreement is deleted in its entirety and replaced with the following:

          “7.6 Restrictions on Transfer. The MasTec Shares, the Convertible Notes and any shares of Guarantor common stock issued upon conversion of the Convertible Notes will not be sold, transferred, pledged, assigned or otherwise encumbered or disposed until the later of (i) the six month anniversary of the Closing Date, or (ii) when, in the opinion (reasonably acceptable to the Buyer and Guarantor) of counsel (reasonably acceptable to the Buyer and Guarantor), such restrictions are no longer required in order to assure compliance with the Securities Act. Notwithstanding the foregoing, in addition to the foregoing restrictions, the Escrow Shares shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed until released from the Escrow Account at the end of the Escrow Period. Whenever such restrictions shall cease and terminate as to any MasTec Shares, the Convertible Notes or any shares of Guarantor common stock issued upon conversion of the Convertible Notes, the holder thereof shall be entitled to receive from Buyer, without expense, new certificates not bearing the legends set forth in Section 4.34.”
     21. Section 7.7 of the Agreement is deleted in its entirety and replaced with the following:
          “7.7 Compliance with Reporting Requirements. As of the Closing Date the Guarantor will have complied during the twelve months ending on the Closing Date and the Guarantor agrees to comply with the reporting requirements of Section 13 and Section 15(d) of the Exchange Act until the later of (i) the five year anniversary of the date hereof, or (ii) the date that the Convertible Notes are no longer outstanding.”
     22. Section 8.10 of the Agreement is deleted in its entirety and replaced with the following:
          “8.10 Estimated Net Working Capital. Estimated Net Working Capital plus Cash and Cash Equivalents shall be no less than the Target Net Working Capital, all determined as of the Effective Closing Date (such amount of Cash and Cash Equivalents, the “Retained Cash and Cash Equivalents”).”
     23. Section 11.5 of the Agreement is deleted in its entirety and replaced with the following:
          “11.5 Tax Indemnification.
          (a) Except to the extent any Taxes have been previously paid or deposited by the Company on or prior to the Closing Date, the Sellers shall indemnify and hold the Buyer and its Affiliates, and the Company and their respective officers, directors, employees, agents, successors and permitted assigns (each a “Buyer Tax Indemnitee”) harmless from and against and shall reimburse each Buyer Tax Indemnitee for, any and all Taxes or other Adverse Consequences actually incurred, suffered or accrued at any time by any Buyer Tax Indemnitee arising out of or attributable to (i) any Liability for the Taxes of Company for any period ending on or before the Effective Closing Date and, the portion of any Straddle Period ending on the Effective Closing Date and Taxes attributable to Extraordinary Transactions, (ii) all liabilities of the Company as a result of the applicability of Treas. Reg. §1.1502-6 or similar provisions of foreign, state or local Tax law for Taxes of the any other corporation affiliated with the Company on or prior to the Closing Date and (iii) any breach or misrepresentation with respect to the representations and warranties contained in Section 4.12 of this Agreement.

          (b) Notwithstanding anything to the contrary herein, the indemnification provided in this Section 11.5 shall not be limited by the other provisions of this ARTICLE 11, including the Indemnity Cap and the Indemnity Basket and shall survive for the applicable statute of limitations plus ninety (90) days. In the case of Taxes that are payable with respect to any Taxable period that includes (but does not end on) the Effective Closing Date (a “Straddle Period”):
          (i) the Parties hereto shall treat the Effective Closing Date as the last day of such period (i.e., the parties hereto shall “close the books” on such date) and shall elect to do so if permitted by applicable Legal Requirement; and
          (ii) the portion of any such Tax that is allocable to the portion of the taxable period ending on the Effective Closing Date shall be, (A) in the case of Taxes based on income or receipts determined under the closing of the books method and (b) in the case of other Taxes, deemed to be the amount of such Taxes for the entire Straddle Period (after giving effect to amounts which may be deducted from or offset against such Taxes with respect to such periods under the relevant Tax Legal Requirement) (or in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of days in the Straddle Period ending on the Effective Closing Date and the denominator of which is the number of days in the entire Straddle Period. Any credit or refund resulting from an overpayment of Taxes for a Straddle Period shall be prorated based upon the method employed in this Section 11.5(b)(ii).
     24. Immediately following Section 11.8 of the Agreement the following Section 11.9 is added:
          “11.9 Satisfaction of Indemnity Claims. To the extent any amount is owed by Sellers to any Buyer Indemnified Person pursuant to Section 11.2(a), then such amount will first be satisfied from the Escrow Account in accordance with the terms of the Escrow Agreement. To the extent the Escrow Account is insufficient to satisfy all such amounts owed, any excess shall be satisfied, at the election of the Sellers’ Representative in one or more of the following: (i) from the MasTec Shares, (ii) by reduction of the aggregate principal amount of the Convertible Notes (to the extent held by the Sellers’ Representative on behalf of the Sellers, or the Wanzek Foundation), or (iii) in cash (or if no election is made by the Sellers’ Representative, in one or more of the foregoing at the option of Buyer). Any amount satisfied in MasTec Shares shall be valued at the average closing price of such shares on the New York Stock Exchange for the ten trading days immediately prior to the delivery of such shares to the Buyer Indemnified Person. Any amount satisfied by reduction of the principal amount of either Convertible Note, shall be satisfied by a dollar for dollar reduction to the principal amount of such note. Notwithstanding the foregoing and for purposes of clarity, to the extent any Final Closing Adjustment is owed by Sellers to Buyer, such Final Closing Adjustment may only be satisfied in cash in accordance with Section 2.5(f).”

     25. Section 11.10 of the Agreement is deleted in its entirety.
     26. Section 12.5(c) of the Agreement is deleted in its entirety and replaced with the following:
          “(c) Convertible Notes. For the convenience of the Parties the Convertible Note in the principal amount of $47,500,000 shall be issued in the name of the Sellers’ Representative on behalf of all of the Sellers. As the Holder of such Convertible Note, the Sellers’ Representative shall have the power to take all actions on behalf of the Sellers with respect to such Convertible Note and Buyer and Guarantor may rely upon all actions taken by the Sellers’ Representative in connection with such Convertible Note in accordance with this Section 12.5.”
     27. Section 12.17 of the Agreement is deleted in its entirety and replaced with the following:
          “12.17 Limited Guarantee. The Guarantor hereby unconditionally and absolutely guarantees the full and punctual payment of all payment obligations of Buyer before, after and at the Closing, including all obligations of Buyer under the Convertible Notes; provided, that if the Closing does not occur, under all circumstances Guarantor’s Liability hereunder shall be limited to the Termination Fee, to the extent unpaid by Buyer.”
     28. The Table of Contents is amended to reflect the sections and subsections added to the Agreement by this Amendment.
     29. The Table of Exhibits is amended to add “Exhibit K”, “Permitted Cash Distribution Schedule”.
     30. The form of Closing Certificate attached to the Agreement as Exhibit B is replaced by the form of Closing Certificate attached hereto as Exhibit A.
     31. The form of Post-Closing Certificate attached to the Agreement as Exhibit C is replaced by the form of Post-Closing Certificate attached hereto as Exhibit B.

     32. The form of Convertible Note attached to the Agreement as Exhibit I is replaced by the form of Convertible Note attached hereto as Exhibit C.
     33. The Permitted Cash Distribution Schedule attached hereto as Exhibit D is Exhibit K to the Agreement.
     34. Except as specifically amended hereby, the Agreement is and remains unmodified and in full force and effect and is hereby ratified and confirmed.
     35. Each of Sections 12.7 and 12.8 is by this reference incorporated into this Amendment as if the text thereof was set forth in full herein and shall apply fully to this Amendment.
     36. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

Buyer:	MASTEC NORTH AMERICA, INC.
	By:	/s/ Pablo Alvarez
		Name:	Pablo Alvarez
		Title:	Executive Vice President Mergers and Acquisitions

Guarantor:	MASTEC, INC.
	By:	/s/ Pablo Alvarez
		Name:	Pablo Alvarez
		Title:	Executive Vice President Mergers and Acquisitions

Company:	WANZEK CONSTRUCTION, INC.
	By:	/s/ Jon L. Wanzek
		Name:	Jon L. Wanzek
		Title:	President

Sellers:	Trust B under the Amended and Restated Living Trust of Leo Wanzek dated February 2, 2000
	By:	/s/ Jon Wanzek
		Name:	Jon Wanzek
Its: Trustee

Wanzek Construction 2008 Irrevocable Trust
	By:	/s/ Jon Wanzek
		Name:	Jon Wanzek
Its: Administrative Trustee

	By:	/s/ Kevin Gourde
		Name:	Kevin Gourde
Its: Independent Trustee

/s/ Janet L. Wanzek
Janet L. Wanzek, an individual

/s/ Jon L. Wanzek
Jon L. Wanzek, an individual

Jon L. Wanzek Two-Year Irrevocable Annuity Trust
	By:	/s/ Jon Wanzek
		Name:	Jon Wanzek
Its: Trustee

	By:	/s/ Kevin Gourde
		Name:	Kevin Gourde
Its: Independent Trustee

Sellers’ Representative:	/s/ Jon L. Wanzek
Jon L. Wanzek, as Sellers’ Representative